Exhibit 99.1

November 3, 2023

Fellow Shareholders:

Fubo’s results for the third quarter exceeded guidance, including 20% year-over-year growth in subscribers and 43% year-over-year revenue growth in North America (NA). The results for the quarter also marked a healthy year-over-year improvement in cash usage, reflecting the continued success of our initiatives focused on unit economics and cost discipline. We maintained a strong balance sheet, ending the quarter with $266 million in cash, cash equivalents and restricted cash. Looking ahead, we believe that we have both sufficient liquidity to fund our current operating plan and the momentum necessary in our business to achieve our positive cash flow goal in 2025. Accordingly, we are raising our full year 2023 revenue and subscriber guidance in NA.

Importantly, we believe our results reflect the growing appeal of our aggregated and curated sports-centric offering, the discoverability and navigability of our platform and our compelling value proposition. We also believe Fubo can differentiate and lead the virtual MVPD category through our intuitive and personalized streaming experience as demonstrated by the ongoing launches of our new apps globally.

Q3 2023 Highlights1:

●	Posted Q3 NA subscribers of 1.477 million, an all-time high and well ahead of the midpoint of our Q3 NA subscriber guidance of 1.337 million.
●	Grew NA Revenue to $313 million, representing 43% growth over the prior year period and surpassing the midpoint of our guidance of $275 million.

○	NA Subscription revenue growth of 43% year-over-year.
○	NA Advertising revenue growth of 34% year-over-year.

●	Achieved Gross Margin of 6%, a 884 bps year-over-year improvement.
●	Expanded NA ARPU by 17% year-over-year to $83.51, representing an all-time record.
●	Drove a 619 bps reduction in Subscriber-related expenses (SRE) as a percentage of revenue to 89%, reflecting significant progress in optimizing content costs.
●	Achieved year-over-year improvement in Net Loss of $21 million and a $43 million improvement in net cash used in operating activities.
●	Continued to make considerable progress towards our goal of positive cash flow and Adjusted EBITDA (AEBITDA) in 2025, with a Q3 AEBITDA improvement of $21 million and a Q3 Free Cash Flow improvement of $40 million, compared to Q3 2022.

1 Except as otherwise indicated, financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below.

1

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Q3 2023 Results and Q4 Guidance2

Summary Financials (millions) (GLOBAL)	3Q22	3Q23	3Q23 YoY %
Revenue	$225.0	$320.9	+43%
Total Operating Expenses	$328.6	$404.2	+23%
Net Loss	$-105.8	$-84.4	-20%
Net Loss Margin	-47.0%	-26.3%	+2,070 bps
Adjusted EBITDA	$-83.0	$-61.5	-26%
Adjusted EBITDA Margin	-36.9%	-19.2%	+1,772 bps

Key Operating Metrics (NORTH AMERICA STREAMING)	3Q22	3Q23	3Q23 YoY %
Subscribers (thousands)	1,231	1,477	+20%
Revenue ($ in millions)	$219.2	$312.5	+43%
ARPU	$71.51	$83.51	+17%

Key Operating Metrics (REST OF WORLD STREAMING)	3Q22	3Q23	3Q23 YoY %
Subscribers (thousands)	358	411	+15%
Revenue ($ in millions)	$5.8	$8.4	+45%
ARPU	$5.47	$6.98	+28%

Guidance (NA)	4Q23	FY23
Revenue ($ in millions)	$385-$390	$1,319-$1,324
Subscribers (thousands)	1,584-1,599	1,584-1,599

Guidance (ROW)	4Q23	FY23
Revenue ($ in millions)	$7.6-$8.6	$32-$33
Subscribers (thousands)	388-393	388-393

2Our consolidated Net Loss for 3Q23 was $84.8 million, which includes $0.4 million loss from discontinued operations. Net Loss from continuing operations was $84.4 million.

2

Net Loss from continuing operations in the third quarter was $84.4 million, leading to an earnings per share (EPS) loss of $0.29. This compares favorably to a Net Loss from continuing operations of $105.8 million and an EPS loss of $0.57 in the third quarter of 2022. Adjusted EPS in the third quarter of 2023 improved to a loss of $0.22, compared to an adjusted EPS loss of $0.46 in Q3 2022. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, amortization of debt discount and other non-cash items.

In Q3 2023 we achieved a $40 million improvement in Free Cash Flow and a $21 million improvement in AEBITDA, when compared to Q3 2022. These improvements were a result of our ongoing efforts to drive operating leverage across the business, and represent the third consecutive quarter of year-over-year improvements in these metrics.

We maintained a strong balance sheet and healthy liquidity position, ending the quarter with $266.1 million in cash, cash equivalents and restricted cash. We believe that we have sufficient liquidity to fund our current operating plan as we progress towards our stated profitability goals.

Q3 2023 Operational Highlights

North America Ad Sales

Fubo delivered North America ad revenue of $30.3 million in the quarter, an increase of 34% year-over-year, reflecting the appeal of our highly sought-after audience and premium sports-first content. The performance in the quarter also underscores the positive impact of our improved go-to market strategies that focus on top holding companies and the packaging of our content and audience around key tentpoles and seasonal events to drive premium CPMs.

3

During the quarter, the team closed upfront deals with major brands including General Motors, Walmart and Post Foods, among others.

North America Content

The back half of the year features a heavy sports calendar, including the return of the college football and NFL seasons as well as the second half of the MLB season. We believe Fubo’s dominance in local sports and strong coverage of national networks positions us well for sustained growth.

We continue to gain added leverage over our subscriber related expenses (SRE), which decreased from 95% to 89% of revenue in Q3 versus the same prior year period. This is the fourth consecutive quarter we have decreased our SRE as a percentage of revenue and we expect this year-over-year trend to continue as we grow subscribers, optimize our pricing and further improve our mix of premium plans.

Product Roadmap

The third quarter was highlighted by the beginning stages of our global Unified Platform (UP) rollout. Under our UP initiative, every Fubo application is being re-built and re-designed to leverage technology synergies across our global platform. We enacted a phased rollout during the quarter to test progress and we have been pleased with the results so far. This new technical architecture is already allowing us to rapidly iterate our product experience while also laying the foundation for additional platform level enhancements. We expect to deliver an increasingly personalized Fubo experience incorporating AI as we focus on our technology advantage in creating must-have product features.

Guidance

North America Streaming

We are raising our prior FY 2023 revenue and subscriber guidance.

For FY 2023 we are projecting 1.584 million to 1.599 million subscribers (vs. prior guidance of 1.565 to 1.585 million), representing 10% year-over-year growth at the midpoint, and revenue of $1.319 billion to $1.324 billion (vs. prior guidance of $1.260 billion to $1.280 billion), representing 34% year-over-year growth at the midpoint.

For Q4 2023 we are projecting revenue of $385.0 million to $390.0 million, representing 24% year-over-year growth at the midpoint.

ROW Streaming

Our updated FY 2023 guidance projects 387,500 to 392,500 subscribers, representing a 7% year-over-year decline at the midpoint, and revenue of $32.0 million to $33.0 million, representing 33% year-over-year growth at the midpoint.

For Q4 2023 we are projecting revenue of $7.6 million to $8.6 million, representing 13% year-over-year growth at the midpoint.

4

Conclusion

The third quarter marked continued improvements across our key performance metrics, including subscriber growth, gross margin improvement, ARPU expansion and advertising revenue growth. We believe these results underscore the positive impact of the initiatives we are undertaking and the investments we are making in the business. Looking ahead as we progress toward our 2025 positive cash flow goal, we remain confident in the value proposition of our business model – the aggregation of premium content, delivered through an intuitive and personalized streaming experience, all in a single app. We believe we are well positioned to further benefit from industry trends, including the growing number of consumers subscribing to vMVPD services and the significant increase in CTV advertising.

We look forward to keeping you updated on our progress in the quarters to come.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

Q3 2023 Earnings Live Conference Call

Fubo CEO David Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Annual Report on Form 10-K for the year ended December 31, 2022 that has been filed with the SEC.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers.

5

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including content partnerships, market opportunity, expectations regarding innovation, growth, profitability and becoming cash flow positive in 2025, industry, advertising and consumer trends, planned product offerings, our anticipated cash requirements, our financial condition and our anticipated financial performance, including quarterly and annual guidance, and cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

(FuboTV Inc. Financial Statements begin on the following pages)

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fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	September 30,
	2023	2022
	Unaudited	Unaudited
Revenues
Subscription	$289,623	$201,911
Advertising	30,592	22,714
Other	720	364
Total revenues	320,935	224,989
Operating expenses
Subscriber related expenses	286,068	214,466
Broadcasting and transmission	15,187	16,608
Sales and marketing	60,494	55,288
Technology and development	17,506	17,602
General and administrative	15,861	16,232
Depreciation and amortization	9,103	8,408
Total operating expenses	404,219	328,604
Operating loss	(83,284)	(103,615)

Other income (expense)
Interest expense, net of interest income	(480)	(2,562)
Amortization of debt discount	(650)	(625)
Other income (expense)	(318)	608
Total other expense	(1,448)	(2,579)

Loss from continuing operations before income taxes	(84,732)	(106,194)
Income tax benefit	247	392
Net loss from continuing operations	(84,485)	(105,802)

Discontinued operations
Income (loss) from discontinued operations before income taxes	669	(46,944)
Income tax benefit	-	-
Net income (loss) from discontinued operations	669	(46,944)

Net loss	(83,816)	(152,746)

Less: Net loss attributable to non-controlling interest	5	98
Net loss attributable to common shareholders	$(83,811)	$(152,648)

Other comprehensive income (loss)
Foreign currency translation adjustment	3,858	(8,720)
Comprehensive loss attributable to common shareholders	$(79,953)	$(161,368)

Net loss per share attributable to common shareholders
Basic and diluted loss per share from continuing operations	$(0.29)	$(0.57)
Basic and diluted loss per share from discontinued operations	$(0.00)	$(0.25)
Basic and diluted net loss per share	$(0.29)	$(0.82)
Weighted average shares outstanding:
Basic and diluted	292,693,961	186,750,504

Stock-based compensation was allocated as follows:
Subscriber related expenses	38	15
Sales and marketing	5,915	5,429
Technology and development	2,901	2,351
General and administrative	3,853	4,454
Total stock-based compensation	12,707	12,249

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fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2023	2022
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$259,935	$337,087
Accounts receivable, net	62,092	43,996
Prepaid sports rights	39,331	37,668
Prepaid and other current assets	18,915	13,508
Assets of discontinued operations	813	4,643
Total current assets	381,086	436,902

Property and equipment, net	4,942	4,975
Restricted cash	6,138	6,139
Intangible assets, net	162,549	171,832
Goodwill	617,394	618,506
Right-of-use assets	36,614	35,888
Other non-current assets	11,750	3,532
Total assets	$1,220,473	$1,277,774

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	60,489	66,952
Accrued expenses and other current liabilities	270,586	264,415
Notes payable	6,158	5,687
Deferred revenue	85,898	65,370
Long-term borrowings - current portion	1,652	1,986
Current portion of lease liabilities	4,999	1,763
Liabilities of discontinued operations	21,475	32,581
Total current liabilities	451,257	438,754

Convertible notes, net of discount	396,012	394,094
Deferred income taxes	280	765
Lease liabilities	39,353	39,266
Other long-term liabilities	135	1,565
Total liabilities	887,037	874,444

Redeemable non-controlling interest	-	1,648

Shareholders’ equity:
Common stock par value $0.0001: 800,000,000 shares authorized; 292,778,171 and 209,684,548 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	29	21
Additional paid-in capital	2,121,742	1,972,006
Accumulated deficit	(1,775,452)	(1,558,088)
Non-controlling interest	(11,314)	(11,662)
Accumulated other comprehensive income (loss)	(1,569)	(595)
Total shareholders’ equity	333,436	401,682
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,220,473	$1,277,774

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fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Nine Months Ended
	September 30,
	2023	2022
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(217,390)	$(409,837)
Less: Income (loss) from discontinued operations, net of tax	4,672	(80,708)
Net loss from continuing operations	(222,062)	(329,129)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,858	28,174
Stock-based compensation	39,451	42,540
Amortization of debt discount	1,918	1,844
Gain on sale of assets	2	-
Deferred income tax benefit	(482)	(1,150)
Change in fair value of warrant liabilities	-	1,701
Amortization of right-of-use assets	2,337	2,357
Other adjustments	477	1,571
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable, net	(18,123)	(9,846)
Prepaid expenses and other assets	(14,173)	(858)
Prepaid sports rights	(1,125)	(32,334)
Accounts payable	(7,545)	18,476
Accrued expenses and other liabilities	605	(9,415)
Deferred revenue	20,543	14,448
Lease liabilities	(1,669)	953
Net cash used in operating activities - continuing operations	(172,988)	(270,668)
Net cash used in operating activities - discontinued operations	(2,569)	(25,149)
Net cash used in operating activities	(175,557)	(295,817)

Cash flows from investing activities
Purchases of short term investments	-	(100,000)
Purchases of property and equipment	(375)	(1,031)
Sale of property and equipment	11	-
Capitalization of Internal Use Software	(12,875)	(3,519)
Purchase of intangible assets	(2,899)	-
Net cash used in investing activities - continuing operations	(16,138)	(104,550)
Net cash used in investing activities - discontinued operations	-	(6,277)
Net cash used in investing activities	(16,138)	(110,827)

Cash flows from financing activities
Proceeds from sale of common stock, net of fees	116,890	228,960
Redemption of NCI	(2,147)	-
Vested restricted stock unit settled for cash	(125)	-
Proceeds from exercise of stock options	259	749
Proceeds from the exercise of warrants	-	5,000
Repayments of notes payable and long-term borrowings	(335)	(1,472)
Net cash provided by financing activities - continuing operations	114,542	233,237
Net cash provided by financing activities - discontinued operations	-	-
Net cash provided by financing activities	114,542	233,237

Net decrease in cash, cash equivalents and restricted cash	(77,153)	(173,407)
Cash, cash equivalents and restricted cash at beginning of period	343,226	376,080
Cash, cash equivalents and restricted cash at end of period	$266,073	$202,673

Supplemental disclosure of cash flows information:
Interest paid	13,120	13,469
Income tax paid	190	-

Non cash financing and investing activities:
Shares settled liability	5,536	994
Reclassification of the equity components of the 2026 Convertible Notes to liability upon adoption of ASU 2020-06	-	75,264
Cashless exercise of warrants	-	5,249
Accrued expenses - At-the-market offering	6	292
Accounts payable - purchase of intangible assets	693	-
Accounts payable - purchase of property and equipment	403	-

9

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment, are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

Beginning in the third quarter of 2022, Average Revenue Per User (ARPU) is calculated using Subscription revenue and Advertising revenue on a GAAP basis. Previously, ARPU was calculated using Platform Bookings, which consisted of Subscription revenue and Advertising revenue, adjusted for deferred revenue.

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

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Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt discount, amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment and capitalization of internal use software). We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Revenue Growth Presented on a Constant Currency Basis

Revenue growth presented on a constant currency basis is a non-GAAP measure defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s revenues.

Subscriber Acquisition Cost

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, as well as revenue growth presented on a constant currency basis, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures. We have recast our previously disclosed non-GAAP financial measures to only reflect the results from continuing operations, thereby removing the discontinued operations of our former wagering reportable segment.

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$289,623	$201,911
Advertising Revenue (GAAP)	30,592	22,714
Subtract:
ROW Subscription Revenue	(8,108)	(5,613)
ROW Advertising Revenue	(285)	(172)
Total	311,822	218,840
Divide:
Average Subscribers (North America)	1,244,579	1,020,045
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$83.51	$71.51

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to ROW ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$289,623	$201,911
Advertising Revenue (GAAP)	30,592	22,714
Subtract:
North America Subscription Revenue	(281,515)	(196,298)
North America Advertising Revenue	(30,307)	(22,542)
Total	8,393	5,785
Divide:
Average Subscribers (ROW)	400,806	352,722
Months in Period	3	3
ROW Monthly Average Revenue per User (ROW ARPU)	$6.98	$5.47

13

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(84,485)	$(105,802)
Depreciation and amortization	9,103	8,408
Stock-based Compensation	12,707	12,249
Other expense	1,448	2,579
Income tax benefit	(247)	(392)
Adjusted EBITDA	(61,474)	(82,958)

Adjusted EBITDA	(61,474)	(82,958)
Divide:
Revenue	320,935	224,989
Adjusted EBITDA Margin	-19.2%	-36.9%

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fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(24,921)	$(68,039)
Subtract:
Purchases of property and equipment	(108)	(69)
Capitalization of internal use software	(4,471)	(1,570)
Free Cash Flow	(29,500)	(69,678)

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fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	September 30, 2023	September 30, 2022
	As-Reported	As-Reported
Net loss attributable to common shareholders	$(83,811)	$(152,648)
Subtract:
Net income (loss) from discontinued operations	669	(46,944)
Net loss from continuing operations attributable to common shareholders	(84,480)	(105,704)

Net loss from continuing operations attributable to common shareholders	(84,480)	(105,704)
Stock-based Compensation	12,707	12,249
Amortization of debt discount	650	625
Amortization of intangibles	8,839	8,093
Adjusted net loss from continuing operations	(62,284)	(84,737)

Weighted average shares outstanding:
Basic and diluted	292,693,961	186,750,504

Adjusted EPS from continuing operations	$(0.22)	$(0.46)

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# # #

Contacts

Investor Contacts:

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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